UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 17, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2013, LifeLock, Inc. (the “Company”) entered into a Second Amendment to Office Lease (the “Second Amendment”) with PKY Fund II Phoenix II, LLC, as successor-in-interest to Hayden Ferry Lakeside, LLC (“Lessor”), which amends that certain Office Lease dated May 18, 2007 and that certain First Amendment to Office Lease dated March 7, 2008 (together with the Second Amendment, the “Lease”). Pursuant to the Second Amendment, the term of the Lease is being extended through December 31, 2024 and the Company is leasing additional space in the building in which the Company’s principal executive offices are located. However, under the terms of the Second Amendment, in the event that Lessor has not entered into a lease termination or relocation with the tenant currently occupying a portion of that additional space within 45 days following the execution date of the Second Amendment, either the Company or Lessor may terminate the Second Amendment. Further, in the event that Lessor is unable to deliver certain portions of the additional space to be leased under the Second Amendment by November 1, 2013, the Company may choose to terminate the Lease in its entirety and elect to hold over in the then-occupied Premises (as defined in the Lease) for an additional 12 to 24 months following such election.

A copy of the Second Amendment is filed as Exhibit 10.8B to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.8B	Second Amendment to Office Lease, dated as of May 17, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: May 20, 2013	By:	/s/ Chris Power
Chris Power
Chief Financial Officer

EXHIBIT INDEX

10.8B	Second Amendment to Office Lease, dated as of May 17, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC